UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8‑K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2017
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OLD DOMINION FREIGHT LINE, INC.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation)	0-19582 (Commission File Number)	56-0751714 (I.R.S. Employer Identification No.)

500 Old Dominion Way
Thomasville, North Carolina 27360
(Address of principal executive offices)
(Zip Code)

(336) 889-5000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2017, the Board of Directors (the “Board”) of Old Dominion Freight Line, Inc. (the “Company”) elected Kimberly S. Maready to serve as the Company’s Principal Accounting Officer as part of the Company's long-term succession plan. John P. Booker, III relinquished the role and responsibilities of Principal Accounting Officer concurrently with Ms. Maready’s election. Mr. Booker will continue to serve as the Company's Vice President - Controller and will also assist in the transition of the Principal Accounting Officer role and responsibilities to Ms. Maready.

Ms. Maready, age 46, is a certified public accountant and has served as the Company’s Vice President – Accounting & Finance since joining the Company in February 2014. Prior to joining the Company, Ms. Maready was an audit partner at Ernst & Young LLP, a global accounting firm where she began her accounting career in 1992. There are no arrangements or understandings between Ms. Maready and any other person pursuant to which she was selected as an officer. Ms. Maready does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Ms. Maready has an interest requiring disclosure under Item 404(a) of Regulation S-K. In addition to serving as the Company’s Principal Accounting Officer, Ms. Maready will continue to serve as the Company’s Vice President – Accounting & Finance.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 17, 2017. The following matters, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2017, were voted upon by the Company’s shareholders at the Annual Meeting.

Proposal 1 – Election of Nine Directors
Each of the following individuals were elected by the shareholders to serve as directors for one- year terms and until their respective successors have been elected and qualified or until their death, resignation, removal or disqualification or until there is a decrease in the number of directors, and received the number of votes set opposite their respective names:

Nominee	For	Withheld	Broker Non-Votes
Earl E. Congdon	74,727,384	2,332,156	2,178,005
David S. Congdon	76,378,920	680,620	2,178,005
John R. Congdon, Jr.	74,795,402	2,264,138	2,178,005
Robert G. Culp, III	73,436,746	3,622,794	2,178,005
Bradley R. Gabosch	76,506,932	552,608	2,178,005
Patrick D. Hanley	76,590,009	469,531	2,178,005
John D. Kasarda	74,503,227	2,556,313	2,178,005
Leo H. Suggs	76,459,388	600,152	2,178,005
D. Michael Wray	76,604,994	454,546	2,178,005

Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers
The compensation of the Company’s named executive officers was approved, on an advisory basis, by the shareholders based on the following vote:

For	Against	Abstain	Broker Non-Votes
75,516,898	1,484,142	58,500	2,178,005

Proposal 3 – Vote, on an Advisory Basis, on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers
The shareholders recommended, on an advisory basis, that the advisory vote on the compensation of the Company’s named executive officers should be held on an annual basis based on the following vote:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
69,596,388	66,229	7,351,418	45,505	2,178,005

The Company has determined that it will continue to include an advisory vote on the compensation of the Company’s named executive officers in its proxy materials every year until the next required advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, which will occur no later than the Company’s 2023 Annual Meeting of Shareholders.

Proposal 4 – Ratification of the Appointment of our Independent Registered Public Accounting Firm

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 was approved by the shareholders based on the following vote:

For	Against	Abstain
78,423,811	769,344	44,390
Item 8.01.     Other Events.

On May 17, 2017, the Company issued a press release announcing that its Board had declared a quarterly cash dividend of $0.10 per share of common stock, payable on June 20, 2017, to shareholders of record at the close of business on June 6, 2017.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description

99.1	Press Release dated May 17, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.
By:	/s/ Kimberly S. Maready
Kimberly S. Maready Vice President – Accounting & Finance (Principal Accounting Officer)

Date:	May 18, 2017

EXHIBIT INDEX
TO CURRENT REPORT ON FORM 8-K

Exhibit No.    Description

99.1	Press Release dated May 17, 2017